UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2008 (June 26, 2008)

GLOBAL CLEAN ENERGY, INC.
 (Exact name of registrant as specified in its charter)

Maryland	0-30303	84-1255846
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1241 South Parker Rd #201 Denver, CO	80014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 213-1287

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On June 26, 2008 Global Clean Energy, Inc. (the “Company”) entered into an Assignment Agreement (the “Agreement”) with Philip Azimov (“Consultant”). Pursuant to the Agreement, Consultant assigned any and all of Consultant’s rights, title and interests in and to a new aquatic pump technology (the “Technology”) that the Company had developed with the assistance of the Consultant. As consideration for the assignment, the Company issued to Consultant 300,000 restricted shares of the Company’s $0.001 par value common stock, with each share valued at $1.50 per share based on a recent sale of shares of the Company’s common stock between a stockholder and another party.

This issuance was granted based on exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state laws pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D.  This issuance qualified for this exemption from registration because, among other things, (i) the Company did not engage in any general solicitation or advertising to market the securities;  (ii) all the Company’s reports filed under the Securities Exchange Act of 1934 were made available to the Consultant; (iii) the Consultant was provided the opportunity to ask questions and receive answers from the Company regarding the offering; (iv) the securities were issued to a person with knowledge and experience in financial and business matters so that he is capable of evaluating the merits and risks of an investment in the Company; and (v) the Consultant received “restricted securities ” that include a restrictive legend on the certificate.

Item 3.02. Unregistered Sales of Equity Securities.

To the extent applicable, the contents of Item 1.01 above are incorporated into this Item 3.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(b) Exhibits

Exhibit Number	Document
10.1	Assignment Agreement between Global Clean Energy, Inc. and Philip Azimov dated June 26, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL CLEAN ENERGY, INC.

Signature: /s/ Kenneth Adessky
Name: Kenneth Adessky
Title: Chief Financial Officer

Dated: June 26, 2008

EXHIBIT INDEX

Exhibit Number	Document
10.1	Assignment Agreement between Global Clean Energy, Inc. and Philip Azimov dated June 26, 2008.